EXHIBIT 99.1

/C O R R E C T I O N -- Chem Rx Corporation (OTC BB: PMQC, PMQCU, PMQCW)/

Friday April 4, 12:32 am ET

In the news release, Chem Rx Corporation Reports Full Year 2007 Financial Results, issued earlier today by Chem Rx Corporation over PR Newswire, in the second table titled, Chem Rx Corporation U.S. GAAP to Non-GAAP Measure Reconciliation, PRO FORMA ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (PRO FORMA ADJUSTED EBITDA) For the Year Ended December 31, 2006 (Figures in thousands), the second column heading should read, B.J.K. Inc. U.S. GAAP Period Ended December 31, 2006, instead of October 26, 2006 as incorrectly transmitted by PR Newswire.

Chem Rx Corporation Reports Full Year 2007 Financial Results

-	Conference Call Scheduled Friday, April 4, 2008 at 8:30 a.m. EDT -
Recent Highlights:

-	2007 pro forma consolidated net sales increased 21.2% year-over-year to $317.2 million
-	Provided 2008 guidance: revenue of $360 million to $370 million; EBITDA of $28 million to $30 million
-	Net beds served increased 21% year-over-year to 63,800 at year-end 2007
-	Established pharmacy operations center in Deerfield Beach, Florida; commenced operation on April 1, 2008
-	Completed expansion of South Plainfield, New Jersey facility
-	Filed application for the listing of its common stock on NASDAQ Capital Market

LONG BEACH, N.Y., April 3, 2008 /PRNewswire-FirstCall/ -- Chem Rx Corporation (OTC Bulletin Board: PMQC - News, PMQCU - News, PMQCW - News), a leading provider of institutional pharmacy services, today reported financial results for the year ended December 31, 2007.

The Company was formed in 2005 as a blank check company under the name Paramount Acquisition Corp. Until October 26, 2007, the Company had no employees and no operating assets, and its sole purpose was to seek to complete the acquisition of a business or entity in the health care industry. On October 26, 2007, the Company completed its initial business combination transaction pursuant to which it acquired B.J.K. Inc., which conducts business under the name “Chem Rx.” In conjunction with that business combination, the Company changed its name to Chem Rx Corporation.

Jerry Silva, Chairman and Chief Executive Officer, commented, “2007 was a transformational year for Chem Rx. We executed on many of our growth initiatives, as evidenced by the 21.2% increase in 2007 net sales to $317.2 million. The higher sales were driven by our 21% growth in net beds as we ended the year servicing over 63,800 residents. Providing high quality service continues to be a hallmark of our business and a key factor to our client retention and bed growth. We successfully executed our expansion strategy through acquisitions and by opening new facilities. At the end of October, we completed the business combination and are now a public operating entity with an expanding institutional pharmacy business.”

Steven C. Silva, President and Chief Operating Officer, stated, “Our 2007 operating results for the combined entity on a pro forma basis were reflective of the challenges that we faced during this transition period. The South Plainfield, New Jersey location that opened in August 2006 generated positive operating results, but lower than anticipated operating margins. We continue to successfully add beds in New Jersey and are taking steps to enhance systems aimed at margin improvement. Our institutional pharmacy center in Pennsylvania, which we acquired in January 2007, posted a small operating loss as we transitioned operations to our platform in advance of bringing on new customers. In line with the industry, our business incurred higher delivery expenses, an increase in the reserve for doubtful accounts, and was exposed to increased competition from smaller local players.”

Mr. Silva continued, “Since completing our business combination at the end of October 2007, we have increased total beds by 4.4% through the end of February with over 65,000 residents served. We continue to improve our IT infrastructure with investments in new systems and software, which enables us to operate more efficiently and provide better service to our customers. We commenced operations at our fifth institutional pharmacy facility located in Deerfield Beach, Florida on April 1, 2008 and look forward to adding beds in the South Florida market. We anticipate improvement throughout the year with better results in the second half of the year as we benefit from continued net bed growth and implement certain expense reduction initiatives.”

Pro Forma Consolidated Full Year 2007 Operating Results

The 2007 pro forma results of operations include the combined results of operations of B.J.K. Inc. from January 1, 2007 to October 26, 2007 and the consolidated results of operations of Chem Rx Corporation (including its subsidiary B.J.K. Inc.) from October 27, 2007 to December 31, 2007.

Pro forma consolidated net sales of Chem Rx Corporation for fiscal year ended December 31, 2007 were $317.2 million, a 21.2% increase compared to $261.6 million for the fiscal year ended December 31, 2006. This growth was primarily attributed to a 21% increase in net beds served which reached 63,800 at year-end 2007, and higher net sales per bed. The pro forma consolidated net sales of Chem Rx Corporation includes the $60.5 million of net sales to be reported by Chem Rx Corporation for the 12 months ended December 31, 2007 and the $256.7 million of net sales to be reported by B.J.K. Inc. for the nine months and 26 days ending on October 26, 2007 (i.e., the period prior to the business combination).

Pro forma consolidated adjusted earnings before interest, income taxes, depreciation and amortization (“Pro forma adjusted EBITDA”) were $24.1 million for the fiscal years ended December 31, 2007 and 2006. Pro forma adjusted EBITDA is a non-GAAP financial measure.

Recent Corporate Developments

During the first quarter of 2008, Chem Rx completed its new pharmacy operations center in Deerfield Beach, Florida, which commenced operations on April 1, 2008. With the opening of this fifth location, Chem Rx will service institutional pharmacy clients in the South Florida market.

During the first quarter of 2008, Chem Rx completed the expansion of its South Plainfield, New Jersey facility, adding an additional 5,500 square feet. The construction project increased the size of the facility to approximately 14,000 square feet.

In March 2008, Chem Rx filed an application for the listing of its common stock on the NASDAQ Capital Market, which is subject to approval by NASDAQ.

As of February 29, 2008, Chem Rx surpassed the milestone of over 65,000 residents served. The net bed growth was attributable to client retention and organic growth at the Company’s four initial institutional pharmacy locations.

Effective January 11, 2008, three new directors were appointed to the board of directors. The addition of Richard M. Gozia, Robert R. Hinckley and Andrew R. Jones brought Chem Rx’s board of directors to seven members, including the four existing members Jerry Silva, Chairman and Chief Executive Officer of Chem Rx; Steven C. Silva, President and Chief Operating Officer of Chem Rx; J. Jay Lobell, President and Chief Executive Officer of Paramount Biosciences; and David J. Kellman, Vice President of Paramount Biosciences.

Financial Guidance

Chem Rx provided guidance for the full year 2008. The Company expects 2008 revenues to be in the range of $360 million to $370 million and projected 2008 EBITDA to be in the range of $28 million to $30 million. This guidance does not include the impact of possible future acquisitions and assumes a net bed count of approximately 70,000 by year-end 2008.

SEC Form 10-K

Due the complexity of this first SEC Form 10-K for Chem Rx Corporation following the business combination on October 26, 2007, the Company filed a Form 12b-25 to take advantage of the automatic 15-day extension allowed by the SEC.

Conference Call

To participate in the conference call on April 4, 2008 at 8:30 am ET, please dial 1-877-407-0784 (USA) or 1-201-689-8560 (international). A web cast of the call will also be available from the Investor Relations section on the corporate web site at http://www.chemrx.net. In addition, a dial-up replay of the conference call will be available beginning April 4, 2008 at approximately 11:30 a.m. ET and will remain available until April 11, 2008. To access the replay, please dial 1-877-660-6853 (USA) or 1-201-612-7415 (international) and reference the account number 3055 and the access code 280675.

Pro forma adjusted EBITDA

To assist financial statement users in their assessment of the Company’s historical performance and their evaluation of the Company’s potential for future earnings and cash flows, the Company has included in this press release a financial measure referred to as Pro forma adjusted earnings before interest, taxes, depreciation and amortization (Pro forma adjusted EBITDA). Pro forma adjusted EBITDA is presented because the Company believes it is a supplemental measure of performance that can be used by securities analysts, investors and other interested parties in the evaluation of its performance. Other companies may calculate EBITDA differently. Pro forma adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as a measure of liquidity or as an alternative to operating income, net income or cash flow from operating activities as indicators of operating performance or any other measures of performance derived in accordance with GAAP. As a non-GAAP financial measure, Pro forma adjusted EBITDA, has certain material limitations as follows:

-

It does not include interest expense. Because the Company has substantial obligations for borrowed money, interest is a necessary and significant part of the Company’s costs. Therefore, any measure that excludes interest has material limitations;

-

It does not include depreciation and amortization expense. Because the Company needs capital assets to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations;

-	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations;
-

It does include the additional adjustments described in the table at the end of this press release primarily related to transaction costs incurred and paid during the period, employee bonus payments related to the business combination and certain non-cash costs and other non-recurring expenses; and

-	It does include adjustments to estimate the pro forma effects of the business combination including the business combination financing transactions.

Management compensates for these limitations by considering the economic effect of the adjusted items independently as well as in connection with its analysis of net earnings.

Amendment to the Credit Facility

Effective March 31, 2008, the Company amended its credit agreements with its bank group relating to the First and Second Lien Debt, due to financial covenant violations pertaining to its required maintenance of certain fixed charge coverage ratios and total leverage ratios, (collectively the “Ratios”). In the original definition of “Consolidated Adjusted EBITDA”, a measure utilized to calculate the Ratios, an amount of certain employee bonuses equal to $5,350,000, which were paid in conjunction with the October 26, 2007 business combination, was to be excluded from the calculation of “Consolidated Adjusted EBITDA.” Because the Company believed the full amount of employee bonuses paid in conjunction with the October 26, 2007 business combination, a total of $11,000,000, was intended to be excluded from such calculation, the Company requested that its lenders correct the definition of “Consolidated Adjusted EBITDA” to provide that the entire $11,000,000 of employee bonuses would be excluded from this calculation. Accordingly, after the amendment, the definition of “Consolidated Adjusted EBITDA” provides that the entire $11,000,000 of employee bonuses paid in conjunction with the October 26, 2007 business combination is excluded from such calculation, effective as of agreements relating to the original date of the First and Second Lien Debt.

The amendment to the credit agreement relating to the First Lien Debt included an increase to the margin ranges for LIBOR loans from 4.00% to 4.50% (from the original 3.50% to 4.00%) and for Base rate loans from 3.00% to 3.50%, (from the original 2.50% to 3.00%) respectively, as well as an amendment fee of .25% to the outstanding First Lien indebtedness. The amendment to the credit agreement relating to the Second Lien Debt established a LIBOR-based, and Base Rate-based, loan floor interest rate of 13.25% and 14.25%, respectively. As a result, the applicable interest rate beginning March 28, 2008 for the Second Lien Debt will be the greater of LIBOR plus the applicable original margin of 8.00% or 13.25% for Eurodollar rate loans, and the greater of the prime rate plus the original applicable margin of 7.00% or 14.25% for non-Eurodollar loans.

About Chem Rx

Founded more than 40 years ago, Chem Rx is a major, institutional pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, Pennsylvania and Florida. Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities. Chem Rx provides to more than 65,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Chem Rx Corporation. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward- looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions and institutional pharmacy locations; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx Corporation’s filings with the SEC. The information set forth herein should be read in light of such risks. Chem Rx Corporation does not assume any obligation to update the information contained in this press release.

Contacts:

Steven C. Silva	Stephanie Carrington /
President and Chief Operating Officer	Jared Hoffman
Chem Rx Corporation	The Ruth Group
516-889-8770	646-536-7017 / 7013
scarrington@theruthgroup.com
jhoffman@theruthgroup.com

Chem Rx Corporation U.S. GAAP to Non-GAAP Measure Reconciliation

PRO FORMA ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &

AMORTIZATION (PRO FORMA ADJUSTED EBITDA)

For the Year Ended December 31, 2007

(Figures in thousands)

MANAGEMENT NON-GAAP MEASURES	U.S. GAAP MEASURE	PRO FORMA ADJUSTMENTS			NON-GAAP MEASURE
			(Unaudited)		(Unaudited)
	Chem Rx Corporation U.S. GAAP Period Ended December 31, 2007	B.J.K. Inc. U.S. GAAP Period Ended October 26, 2007	Non-GAAP Other Adjustments		Chem Rx Corporation Non-GAAP Pro Forma December 31, 2007
NET SALES	$60,532	$256,669	$—		$317,201
COST OF SALES	43,840	192,454	(32	)(a)	236,262
GROSS PROFIT	16,692	64,215	32		80,939
OPERATING EXPENSES
Selling, general and administrative expenses	13,824	58,716	(4,749	)(a)(b)	67,791
INCOME FROM OPERATIONS	2,868	5,499	4,781		13,148
OTHER INCOME (EXPENSES)
Interest income	1,597	20	(1,592	)(c)	25
Interest expense	(2,530)	(2,169)	(10,260	)(d)	(14,959)
Other income, net	117	575	—		692
TOTAL OTHER EXPENSES	(816)	(1,574)	(11,852)		(14,242)
INCOME (LOSS) BEFORE MINORITY INTEREST AND BENEFIT (PROVISION)FOR INCOME TAXES	2,052	3,925	(7,071)		(1,094)
MINORITY INTEREST	—	(847)	847	(e)	—
INCOME (LOSS) BEFORE BENEFIT (PROVISION)FOR INCOME TAXES	2,052	3,078	(6,224)		(1,094)
BENEFIT (PROVISION) FOR INCOME TAXES	274	(300)	464	(f)	438
NET INCOME (LOSS)	$2,326	$2,778	$(5,760)		$(656)

PRO FORMA ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (PRO FORMA ADJUSTED EBITDA)	NON-GAAP MEASURE

Net Loss (GAAP Measure)	$(656)
Benefit from Income Taxes	(438)
Interest Expense	14,959
Interest Income	(25)
Depreciation & Amortization	8,971 (g)
Non-GAAP Measure Adjustments	1,299 (h)

Pro Forma Adjusted EBITDA (Non-GAAP Measure)	$24,110

Footnotes

(a)	Reflects deconsolidation of 750 Park Place and increased rent expense paid to 750 Park Place, which is an affiliate that was not acquired in the transaction.

(b)

Reflects 1) excess salaries paid over senior management’s pro forma contractual levels; 2) a non-recurring $11 million one-time employee bonus payment related to Chem Rx Corporation’s acquisition of B.J.K. Inc.; and 3) an estimated increased $5.9 million of additional amortization expense for 10 months related to intangible assets created by Chem Rx Corporation’s acquisition of B.J.K. Inc.

(c)	Reflects exclusion of interest income unrelated to B.J.K. Inc. prior to the acquisition.

(d)

Reflects estimated pro forma interest expense resulting from our new capital structure after the close of the acquisition, using an assumed 3-month LIBOR rate of 5.00% and inclusive of deferred financing cost amortization expense.

(e)	Reflects exclusion of the minority interest related to 750 Park Place. 750 Park Place is an affiliate that was not acquired in the transaction.

(f)	Reflects adjustment for assumed corporate tax rate of 40%.

(g)	Reflects depreciation & amortization of Chem Rx Corporation, excluding contribution of 750 Park Place. 750 Park Place is an affiliate that was not acquired in the transaction.

(h)

Reflects 1) non-recurring expenses related to the operations of Chem Rx Corporation prior to the acquisition of B.J.K. Inc. and 2) certain professional fees and other expenses not related to the ongoing operations of B.J.K. Inc.

Pro Forma Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as a measure of liquidity or as an alternative to operating income, net income or cash flow from operating activities as indicators of operating performance or any other measures of performance derived in accordance with GAAP.

Chem Rx Corporation U.S. GAAP to Non-GAAP Measure Reconciliation

PRO FORMA ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &

AMORTIZATION (PRO FORMA ADJUSTED EBITDA)

For the Year Ended December 31, 2006

(Figures in thousands)

MANAGEMENT NON-GAAP MEASURES	U.S. GAAP MEASURE	PRO FORMA ADJUSTMENTS		NON-GAAP MEASURE
			(Unaudited)	(Unaudited)
	Chem Rx Corporation U.S. GAAP Period Ended December 31, 2006	B.J.K. Inc. U.S. GAAP Period Ended December 31, 2006	Non-GAAP Other Adjustments	Chem Rx Corporation Non-GAAP Pro Forma December 31,2006
NET SALES	$—	$261,639	$—		$261,639

COST OF SALES	—	196,590	(39	) (a)	196,551

GROSS PROFIT	—	65,049	39		65,088

OPERATING EXPENSES
Selling, general and administrative expenses	2,076	45,320	5,979	(a)(b)	53,375

INCOME (LOSS) FROM OPERATIONS	(2,076)	19,729	(5,940)		11,713

OTHER INCOME (EXPENSES)
Interest income	1,969	37	(1,969	) (c)	37
Interest expense	—	(1,342)	(13,617	) (d)	(14,959)
Key man life insurance	—	10,000	(10,000	) (e)	—
Other income, net	—	650	—		650

TOTAL OTHER INCOME (EXPENSES)	1,969	9,345	(25,586)		(14,272)

INCOME (LOSS) BEFORE MINORITY INTEREST AND BENEFIT (PROVISION) FOR INCOME TAXES	(107)	29,074	(31,526)		(2,559)

MINORITY INTEREST	—	(1,160)	1,160	(f)	—

INCOME (LOSS) BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(107)	27,914	(30,366)		(2,559)

BENEFIT (PROVISION) FOR INCOME TAXES	90	(382)	1,316	(g)	1,024

NET INCOME (LOSS)	$(17)	$27,532	$(29,050)		$(1,535)

PRO FORMA ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (PRO FORMA ADJUSTED EBITDA)	NON-GAAP MEASURE

Net Loss (GAAP Measure)	$(1,535)
Benefit from Income Taxes	(1,024)
Interest Expense	14,959
Interest Income	(37)
Depreciation & Amortization	8,367 (h)
Non-GAAP Measure Adjustments	3,364 (i)

Pro Forma Adjusted EBITDA
(Non-GAAP Measure)	$24,094

Footnotes
(a)	Reflects deconsolidation of 750 Park Place and increased rent expense paid to 750 Park Place, which is an affiliate that was not acquired in the transaction.

(b)

Reflects 1) excess salaries paid over senior management’s pro forma contractual levels and 2) an estimated increased $7.1 million of additional annual amortization expense related to intangible assets created by Chem Rx Corporation’s acquisition of B.J.K. Inc.

(c)	Reflects exclusion of interest income unrelated to B.J.K. Inc. prior to the acquisition.

(d)

Reflects estimated pro forma interest expense resulting from our new capital structure after the close of the acquisition, using an assumed 3-month LIBOR rate of 5.00% and inclusive of deferred financing cost amortization expense.

(e)	Reflects one-time payment of funds from a life insurance policy following the death of an officer and stockholder of B.J.K. Inc.

(f)	Reflects exclusion of the minority interest related to 750 Park Place. 750 Park Place is an affiliate that was not acquired in the transaction.

(g)	Reflects adjustment for assumed corporate tax rate of 40%.

(h)	Reflects depreciation & amortization of Chem Rx Corporation, excluding contribution of 750 Park Place. 750 Park Place is an affiliate that was not acquired in the transaction.

(i)	Reflects 1) the exclusion of SG&A expenses unrelated to B.J.K. Inc. prior to the acquisition and 2) certain professional fees and other expenses not related to the ongoing operations of B.J.K. Inc.

Pro Forma Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as a measure of liquidity or as an alternative to operating income, net income or cash flow from operating activities as indicators of operating performance or any other measures of performance derived in accordance with GAAP.

ASSETS
CURRENT ASSETS
Cash	$3,740,401
Accounts receivable, net of allowance for doubtful accounts of $6,615,252 and sales discounts of $1,239,111	64,612,998
Inventory	22,857,968
Prepaid expenses and other current assets	2,418,631
Total Current Assets	93,629,998

PROPERTY AND EQUIPMENT, Net	8,806,048

OTHER ASSETS
Intangible assets, net	82,032,708
Goodwill	40,709,223
Deferred financing costs, net	4,779,364
Deposits	2,561,616
Deferred tax asset	541,172

Total Other Assets	130,624,083
TOTAL ASSETS	$233,060,129

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$24,280,397
Accrued expenses and other current liabilities	3,157,187
Current portion of notes payable	2,000,000
Total Current Liabilities	29,437,584

OTHER LIABILITIES
Notes payable129,000,000
Subordinated notes payable - stockholder	8,408,085
Total Other Liabilities	137,408,085
TOTAL LIABILITIES	166,845,669

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—
Common stock, $.0001 par value, authorized 150,000,000 shares; 14,400,000 issued, 13,762,915 outstanding	1,440
Treasury stock, 637,085 shares (at cost)	(3,653,833)
Additional paid-in-capital	67,372,026
Retained earnings	2,494,827
TOTAL STOCKHOLDERS’ EQUITY	66,214,460
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$233,060,129